UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☐  Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☑       Definitive Additional Materials;
☐       Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.
(Name of the Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS, L.P.
OLIVER PRESS MASTER FUND, L.P.
JOHN CLINTON
CARL SANTILLO
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

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	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for
The Phoenix Companies, Inc. Shareholder Meeting to Be Held on May 2, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials that Oliver Press Partners, LLC has prepared in connection with the annual meeting of shareholders of The Phoenix Companies, Inc. are available on the Internet. Follow the instructions below to view the materials or request a printed copy. The items to be voted on, the location of the annual meeting and other information is on the reverse side.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at:

www.raisethephoenix.com

Easy Online Access to the proxy statement and White proxy card:

Step 1: Go to www.raisethephoenix.com

Step 2: Click the “Proxy Materials” section

Step 3: Follow the instructions on the screen

You may vote your White proxy
When you view materials on the Internet.                          CONTROL NUMBER
You will be asked to enter this 11-digit control number

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 18, 2008 to facilitate timely delivery.

[REVERSE SIDE]

The annual meeting of The Phoenix Companies, Inc. shareholders is scheduled to be held at Phoenix’s offices located at One American Row, Hartford, Connecticut 06102, on May 2, 2008, at 10:00 A.M. (local time) for the following:

(1)

Election of directors. Oliver Press has nominated Augustus K. Oliver, John Clinton and Carl Santillo for election. Phoenix has nominated five other individuals for election. Oliver Press recommends that you vote “FOR” its nominees.

(2)	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Phoenix’s independent registered public accounting firm for 2008. Oliver Press recommends that you vote “FOR” the proposal.

Here’s how to order a copy of the proxy materials:

PLEASE NOTE: You must use the Control Number that appears on the front side of the card when requesting proxy materials.

  Telephone - Call our solicitor, MacKenzie Partners, which is assisting us, free of charge at (800) 322-2885.

  E-mail - Send an e-mail with “Proxy Materials Order” in the subject field, and in the body of the e-mail your name, address and the Control Number that appears on the front side of the card to info@raisethephoenix.com.

  Internet - Go to www.raisethephoenix.com. Follow the instructions to order a set of proxy materials.

The proxy statement, White proxy card and other proxy materials that Oliver Press prepares in connection with the annual meeting will be available at www.raisethephoenix.com.

Information about attending the Annual Meeting may be found in Phoenix’s proxy statement.